UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  April 26, 2011

STRYKER CORPORATION

(Exact name of registrant as specified in its charter)

Michigan (State or other jurisdiction of incorporation)	0-9165 (Commission File Number)	38-1239739 (IRS Employer Identification No.)

2825 Airview Boulevard, Kalamazoo, Michigan (Address of principal executive offices)		49002 (Zip Code)

Registrant's telephone number, including area code: 269.385.2600

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]         Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]         Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]         Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]         Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07      SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

            At the Company's Annual Meeting of Shareholders held on April 26, 2011, shareholders voted on seven proposals and cast their votes as follows:

1.	Election of directors:

	Shares
Name	For	Withheld	Broker Non-Votes
Howard E. Cox, Jr.	300,744,710	3,247,698	41,694,869
Srikant M. Datar, Ph.D.	300,775,964	3,216,444	41,694,869
Roch Doliveux, DVM	301,564,180	2,428,228	41,694,869
Louise L. Francesconi	293,030,698	10,961,710	41,694,869
Allan C. Golston	303,047,182	945,226	41,694,869
Howard L. Lance	297,267,075	6,725,333	41,694,869
Stephen P. MacMillan	296,503,238	7,489,170	41,694,869
William U. Parfet	280,707,527	23,284,881	41,694,869
Ronda E. Stryker	290,091,944	13,900,464	41,694,869

2.	Ratification of the appointment of Ernst & Young LLP as the Company's independent registered public accounting firm for 2011:

Shares
For	Against	Abstain	Broker Non-Votes
343,423,394	1,719,087	544,796	0

3.	Approval of the Company's 2011 Long-Term Incentive Plan:

Shares
For	Against	Abstain	Broker Non-Votes
281,711,597	21,262,527	1,018,284	41,694,869

4.	Approval of the Company's 2011 Performance Incentive Award Plan:

Shares
For	Against	Abstain	Broker Non-Votes
289,593,509	13,377,038	1,021,861	41,694,869

5.	Advisory vote related to the Company's executive compensation:

Shares
For	Against	Abstain	Broker Non-Votes
297,681,258	4,626,423	1,684,727	41,694,869

6.	Advisory vote regarding the frequency of future advisory votes on executive compensation:

Shares
Every year	Every two years	Every three years	Abstain	Broker Non-Votes
247,753,777	2,431,217	52,822,851	984,563	41,694,869

            The results of the shareholder vote with respect to the frequency of the advisory vote on executive compensation were consistent with the recommendation of the Company's Board of Directors that such vote be held every year.  Accordingly, the Company will hold an annual advisory say-on-pay vote until the next required vote on the frequency of shareholder votes on the compensation of executives.

7.	Shareholder proposal on special meetings:

Shares
For	Against	Abstain	Broker Non-Votes
91,731,239	210,458,355	1,802,814	41,694,869

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

STRYKER CORPORATION

(Registrant)

April 29, 2011                                                             /s/ MARY ANNE MCDONALD

Date                                                                            Mary Anne McDonald

Assistant Secretary